Exhibit 23




                         CONSENT OF INDEPENDENT AUDITORS




We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Form  S-8  (Registration  Nos.  33-71194  and  333-70179)  of FFW
Corporation (the "Company") of our report dated August 21, 2003, on the consolidated financial statements of the Company, which report is included in the Company's Annual Report to Shareholders and is incorporated by reference in the Company's Form 10-KSB for the year ended June 30, 2003.



                                            /s/ Crowe Chizek and Company LLC

                                            Crowe Chizek and Company LLC
South Bend, Indiana
September 26, 2003